Exhibit 99.2

FOR DISTRIBUTION AT 7:00 AM ET

JUNE 12, 2013

Robert Jordheim

EVP and Chief Financial Officer

RTI Biologics, Inc.

(386) 418-8888

Wendy Crites Wacker, APR

Executive Director, Global Corporate and Marketing Communications

RTI Biologics, Inc.

(386) 418-8888

Fred Taccolini

Pioneer Surgical Technology

(906) 225-5650

RTI Biologics® Announces Agreement to Acquire Pioneer® Surgical Technology

-    Acquisition creates a global surgical implant company positioned for growth in orthopedics and biologics

-    Compelling strategic fit with expanded distribution network and portfolio diversification

-    Financing includes existing cash, a new credit facility and a convertible preferred equity investment from Water Street Healthcare Partners

-    RTI Biologics to host conference call and webcast today at 8:30 a.m. EDT

ALACHUA, Fla. (June 12, 2013) — RTI Biologics Inc. (RTI) (Nasdaq: RTIX), a leading provider of orthopedic and other biologic implants, announced today its intent to acquire privately held Pioneer® Surgical Technology (Pioneer), headquartered in Marquette, Mich. Pioneer is a leading medical technology company that manufactures and distributes metal and synthetic products in the orthopedics, biologics, spine, trauma and cardiothoracic markets. The acquisition of Pioneer supports RTI’s strategic initiatives to expand its current implant portfolio into metals and synthetics and to grow direct distribution.

“The combination of RTI and Pioneer is an exciting opportunity for both companies and their employees,” said Brian K. Hutchison, RTI president and chief executive officer. “This acquisition is strongly aligned with RTI’s long term strategic plan, accelerating new growth opportunities and gross margin expansion. Pioneer has built a strong distribution network for their implants, which will be beneficial when we launch our map3™ cellular allogeneic bone graft later this year. This acquisition will bring immediate scale, allowing us to reach our strategic goals and take advantage of growth opportunities more quickly than either company could do independently.”

“We believe the combination of Pioneer and RTI will be a catalyst for continued growth,” said Daniel Webber, Pioneer’s president and chief executive officer. “The combined company will have a broad portfolio of complementary surgical implants benefiting patients, surgeons and hospitals, as well as advancing the positive momentum we have built at Pioneer. Additionally, RTI’s culture of innovation is a great fit with that of our own employees.”

Deal Structure

Under the terms of the merger agreement, RTI will pay $130 million in cash to acquire all the outstanding stock of Pioneer. The transaction will be funded through a combination of cash on hand, a new credit facility and a concurrent private placement of convertible preferred equity from Water Street Healthcare Partners.

RTI has received a commitment from TD Bank, N.A., TD Securities “USA” LLC and Regions Bank for a 5-year, $80 million senior secured facility, which includes a $60 million term loan and a $20 million revolving credit facility.

Additionally, RTI has agreed to a $50 million private placement of convertible preferred equity with Water Street, a leading healthcare-focused private equity firm with extensive operating experience and industry knowledge. Water Street has a strong track record of leading transformational acquisitions that have created market-leading healthcare companies of greater long-term value.

“We are pleased to work with RTI to complete this acquisition and accelerate the company’s strategic plan for growth,” said Curt Selquist, an operating partner with Water Street who has more than 35 years of healthcare experience. “We look forward to contributing our team’s years of experience in the medical products sector and our network of industry relationships to support RTI with continuing to build on its strong foundation.”

The convertible preferred stock will be convertible into shares of RTI common stock, subject to the satisfaction of certain conditions. The convertible preferred stock will also accrue dividends at a rate of 6 percent per year, subject to adjustment under specified conditions.

To formalize access to the industry experience of Water Street, RTI has agreed to appoint two directors designated by Water Street to the company’s board of directors, effective at the closing of the transaction.

After the merger transaction is complete, Brian Hutchison, RTI president and chief executive officer, and Robert Jordheim, RTI executive vice president and chief financial officer, will continue to serve in their respective roles. The combined company will be headquartered in Alachua, Fla.

Strategic Rationale

RTI’s acquisition of Pioneer is strongly aligned with its long-term strategic plan and pushes the company further toward its goals. The transaction will enhance RTI’s existing core competency in biologics processing with the addition of Pioneer’s core competency in metals and synthetics. Strategic rationale behind the acquisition includes the following benefits:

•	Diversification of Implant Portfolio

RTI will have a more diversified business through the addition of metal and synthetic devices, including a next generation synthetic biologics platform, while maintaining the company’s industry-leading natural biologics implant portfolio. The combined implant portfolio will include allograft and xenograft implants as well as a broad portfolio of metal and synthetic implants for orthopedic, spine, trauma and cardiothoracic applications.

•	Expansion of Direct Distribution

The addition of Pioneer’s U.S. distribution organization to RTI’s existing structure presents meaningful opportunities for cross distribution. Furthermore, the acquisition adds important distribution capability to support the launch of the map3 cellular allogeneic bone graft.

•	Enhances Current International Business

The combination of Pioneer’s international distribution network paired with RTI’s existing network will allow the company to enhance its international reach and provide a platform for new growth opportunities.

•	Improved Margin Profile and Revenue Growth Opportunities

The acquisition benefits the company financially by raising RTI’s organic growth rate and providing revenue growth opportunities from distribution of the combined portfolio across multiple channels. The addition of Pioneer’s medical devices will improve RTI’s current gross margin profile.

Approvals and Transaction Close

The merger agreement has been approved by both companies’ boards of directors. The merger is subject to customary closing conditions and regulatory approvals. The transaction is expected to close in the third quarter of 2013.

Advisors

In connection with the transaction, Stephens Inc. is acting as a financial advisor to RTI Biologics and Norton Rose Fulbright is legal counsel. UBS Investment Bank is acting as a financial advisor to Pioneer and Varnum LLP is acting as legal counsel.

Conference Call

RTI Biologics will host a conference call and simultaneous webcast today, Wednesday, June 12, 2013 beginning at 8:30 a.m. EDT to discuss the Pioneer transaction. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the webcast will be available on RTI’s website www.rtix.com/investors/events-webcasts.

About RTI Biologics Inc.

RTI Biologics Inc. is a leading provider of sterile biologic implants for surgeries around the world with a commitment to advancing science, safety and innovation. RTI prepares human donated tissue and animal tissue for transplantation through extensive testing and screening, precision shaping and using proprietary, validated processes. These allograft and xenograft implants are used in orthopedic, dental and other specialty surgeries.

RTI’s innovations continuously raise the bar of science and safety for biologics – from being the first company to offer precision-tooled bone implants and assembled technology to maximize each gift of donation, to inventing validated sterilization processes that include viral inactivation steps. These processes — BioCleanse®, Tutoplast® and Cancelle™ SP DBM — have a combined record of more than five million implants sterilized with zero incidence of implant-associated infection. These processes have been validated by tissue type to inactivate or remove viruses, bacteria, fungi and spores from the tissue while maintaining biocompatibility and functionality.

RTI’s worldwide corporate headquarters are located in Alachua, Fla., with international locations in Germany and France. The company is accredited by the American Association of Tissue Banks in the United States and is a member of AdvaMed.

About Pioneer® Surgical Technology Inc.

Pioneer Surgical Technology Inc. was founded in Marquette, Mich. in 1992. Since that time, Pioneer Surgical has developed successful products in the spine, biologics, orthopedics, and cardiothoracic markets. Pioneer has several facilities throughout the U.S. and in Houten, The Netherlands. The company employs approximately 300 people worldwide. Pioneer’s state-of-the-art manufacturing capabilities differentiate it from others in the marketplace. This vertically-integrated structure greatly enhances Pioneer’s ability to take an idea from the drawing board to commercialization. Pioneer demonstrates its commitment to surgical innovation by designing and delivering products that provide intraoperative efficiency for surgeons, cost-effectiveness for the healthcare system and better outcomes for patients. For more information on Pioneer and its products visit www.pioneersurgical.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). In addition, these statements are subject to risks associated with the Pioneer’s financial condition, business and operations and the integration of Pioneer’s business with ours. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

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